Exhibit 99.4

TRINSEO MATERIALS OPERATING S.C.A.

TRINSEO MATERIALS FINANCE, INC.

OFFER TO EXCHANGE

$1,325,000,000 aggregate principal amount of outstanding

8.750% Senior Secured Notes due 2019 (CUSIP NOS. 89668Q AA6 and L9339W AA7) and Related

Guarantees

for

$1,325,000,000 aggregate principal amount of

8.750% Senior Secured Notes due 2019 (CUSIP NO. 89668Q AB4) and Related Guarantees

that have been registered under the Securities Act of 1933, as amended,

pursuant to the Prospectus dated                     , 2014

THE EXCHANGE OFFER WILL EXPIRE AT 5:00 P.M., NEW YORK CITY TIME, ON                     , 2014 (THE “EXPIRATION DATE”), UNLESS EXTENDED. TENDERS MAY BE WITHDRAWN AT ANY TIME PRIOR TO 5:00 P.M., NEW YORK CITY TIME, ON THE EXPIRATION DATE.

                    , 2014

To Brokers, Dealers, Commercial Banks, Trust Companies and Other Nominees:

Trinseo Materials Operating S.C.A., a Luxembourg partnership limited by shares incorporated under the laws of Luxembourg, and Trinseo Materials Finance, Inc., a Delaware Corporation (each a “Company,” and collectively, the “Companies”), are offering, upon and subject to the terms and conditions set forth in the Prospectus, dated                     , 2014 (the “Prospectus”), and the enclosed letter of transmittal (the “Letter of Transmittal”), to exchange (the “Exchange Offer”) up to $1,325,000,000 aggregate principal amount of their new 8.750% Senior Notes due 2019 (CUSIP NO. 89668Q AB4) (the “Exchange Notes”) that have been registered under the Securities Act of 1933, as amended (the “Securities Act”), for a like principal amount of the Companies’ currently outstanding 8.750% Senior Notes due 2019 (CUSIP NOS. 89668Q AA6 and L9339W A7) (the “Original Notes”). The Exchange Offer is being made pursuant to the registration rights agreement that the Companies entered into with the initial purchasers in connection with the issuance of the Original Notes. As set forth in the Prospectus, the terms of the Exchange Notes are substantially identical to the Original Notes, except that the transfer restrictions, registration rights and additional interest provisions relating to the Original Notes will not apply to the Exchange Notes. The Prospectus and the Letter of Transmittal more fully describe the Exchange Offer. Capitalized terms used but not defined herein have the respective meanings given to them in the Prospectus.

We are requesting that you contact your clients for whom you hold Original Notes regarding the Exchange Offer. For your information and for forwarding to your clients for whom you hold Original Notes registered in your name or in the name of your nominee, or who hold Original Notes registered in their own names, we are enclosing the following documents:

1.	Prospectus dated , 2014;

2.	The Letter of Transmittal for your use and for the information of your clients;

3.	Guidelines for Certification of Taxpayer Identification Number on Substitute Form W-9 (included in the Letter of Transmittal);

4.	A Notice of Guaranteed Delivery to be used to accept the Exchange Offer if the Original Notes are not immediately available, or time will not permit the required documents to reach the Exchange Agent before the expiration date of the Exchange Offer, or the procedures for book-entry transfer cannot be completed on or prior to the expiration date of the Exchange Offer; and

5.	A form of letter which may be sent to your clients for whose account you hold Original Notes registered in your name or the name of your nominee, with space provided for obtaining such clients’ instructions with regard to the Exchange Offer.

YOUR PROMPT ACTION IS REQUESTED. THE EXCHANGE OFFER WILL EXPIRE AT 5:00 P.M., NEW YORK CITY TIME, ON                     , 2014 (THE “EXPIRATION DATE”), UNLESS EXTENDED BY THE COMPANIES. ORIGINAL NOTES TENDERED PURSUANT TO THE EXCHANGE OFFER MAY BE WITHDRAWN AT ANY TIME BEFORE THE EXPIRATION DATE.

To participate in the Exchange Offer, a duly executed and properly completed Letter of Transmittal (or facsimile thereof or Agent’s Message in lieu thereof), with any required signature guarantees and any other required documents, should be sent to the Exchange Agent, and certificates representing the Original Notes (or a timely confirmation of book-entry transfer of such Original Notes) should be delivered to the Exchange Agent, all in accordance with the instructions set forth in the Letter of Transmittal and the Prospectus.

The Companies will, upon request, reimburse brokers, dealers, commercial banks, trust companies and other nominees for reasonable and necessary costs and expenses incurred by them in forwarding the Prospectus and the related documents to the beneficial owners of the Original Notes held by them as nominee or in a fiduciary capacity. The Companies will pay or cause to be paid all transfer taxes applicable to the exchange of Original Notes pursuant to the Exchange Offer, except as set forth in Instruction 7 of the Letter of Transmittal.

Any inquiries that you may have with respect to the Exchange Offer, or requests for additional copies of the enclosed materials, should be directed to Wilmington Trust, National Association, the Exchange Agent for the Exchange Offer, at its address and telephone number set forth on the front of the Letter of Transmittal.

Very truly yours,

TRINSEO MATERIALS OPERATING S.C.A.

TRINSEO MATERIALS FINANCE, INC.

NOTHING CONTAINED HEREIN OR IN THE ENCLOSED DOCUMENTS SHALL CONSTITUTE YOU OR ANY OTHER PERSON AS AN AGENT OF THE COMPANIES OR THE EXCHANGE AGENT, OR AUTHORIZE YOU OR ANY OTHER PERSON TO USE ANY DOCUMENT OR MAKE ANY STATEMENTS ON BEHALF OF ANY OF THEM WITH RESPECT TO THE EXCHANGE OFFER, EXCEPT FOR STATEMENTS EXPRESSLY MADE IN THE PROSPECTUS OR THE LETTER OF TRANSMITTAL.

Enclosures

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